                            SCHEDULE 14A INFORMATION

              PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                       SECURITIES EXCHANGE ACT OF 1934
                               (Amendment No.  )

   Filed by the registrant [X]
   Filed by a party other than the registrant [ ]
   Check the appropriate box:
   [ ] Preliminary Proxy Statement            [ ] Confidential, for Use of
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
   [X] Definitive Proxy Statement
   [ ] Definitive Additional Materials
   [ ] Soliciting Material Pursuant to
       Section 240.14a-11(c) or Section 240.14a-12



                       UNITED STATES EXPLORATION, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):
   [X] No filing fee required.
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

             1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

             2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

             3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

             4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
             5)  Total fee paid:

--------------------------------------------------------------------------------
   [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:

--------------------------------------------------------------------------------

   2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

   3)  Filing Party:

--------------------------------------------------------------------------------

   4)  Date Filed:

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


                        UNITED STATES EXPLORATION, INC.
                           1560 BROADWAY, SUITE 1900
                             DENVER, COLORADO 80202

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 29, 1998


                 The Annual Meeting of Shareholders of United States Exploration, Inc., a Colorado corporation (the "Company"), will be held at the Company offices located at 1560 Broadway, Suite 1900, Denver, Colorado 80202 on June 29, 1998, at 9:00 a.m., Mountain Daylight Time, for the following purposes:

                 1. To elect four members of the Board of Directors to serve until the next annual meeting of shareholders and until their successors are elected;

                 2. To ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 1998; and

                 3. To transact such other business as may properly come before the meeting or any adjournment thereof.

                 Only shareholders of record on the books of the Company at the close of business on May 1, 1998 are entitled to notice of and to vote at the Annual Meeting.

                 All shareholders are invited and urged to attend the meeting in person. EVEN IF YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, PRE-ADDRESSED ENVELOPE. If you attend the meeting, you can revoke your Proxy and vote in person.

                 A Proxy Statement explaining the matters to be acted upon at the meeting follows. Please read it carefully.

                                   By Order of the Board of Directors,


                                   /s/ F. MICHAEL MURPHY

                                   F. Michael Murphy, Secretary



June 1, 1998

                        UNITED STATES EXPLORATION, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 29, 1998

                                PROXY STATEMENT

                 This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of United States Exploration, Inc., a Colorado corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Company's principal executive offices located at 1560 Broadway, Suite 1900, Denver, Colorado 80202, on June 29, 1998, at 9:00 a.m., Mountain Daylight Time, and at any and all adjournments of such meeting. This Proxy Statement and the enclosed form of Proxy are first being sent to shareholders on or about June 1, 1998.

                    PROXIES AND VOTING AT THE ANNUAL MEETING

                 If the enclosed Proxy is properly executed and returned in time to be voted at the meeting, the shares represented will be voted in accordance with the instructions contained therein. EXECUTED PROXIES THAT CONTAIN NO INSTRUCTIONS WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED HEREIN AS DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS.

                 Shareholders who execute Proxies for the Annual Meeting may revoke their Proxies at any time prior to their exercise by delivering written notice of revocation to the Company, by delivering a duly executed Proxy bearing a later date, or by attending the meeting and voting in person.

                 The cost of the meeting, including the cost of preparing and mailing this Proxy Statement and Proxy, will be borne by the Company. The Company may use the services of its directors, officers, employees and contractors to solicit Proxies, personally or by telephone, but at no additional salary or compensation. The Company will also request banks, brokers and others who hold shares of the common stock, par value $.0001 per share of the Company (the "Common Stock") in nominee names to distribute proxy solicitation materials to beneficial owners and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

                 Only holders of record of the Common Stock on May 1, 1998 are entitled to receive notice and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. On May 1, 1998, there were a total of 8,825,946 shares of Common Stock outstanding. The holders of a majority of the outstanding Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

                 In the election of directors, the nominees equaling the number of directors to be elected that receive the most votes cast in favor of their election are elected to the Board of Directors. All other matters submitted at the meeting will be approved if the votes cast in favor of the matter exceed the votes cast against the matter. Shares represented by proxies that are marked "withhold authority" with respect to the election of one or more nominees for election as directors, proxies which are marked "abstain" on other proposals and proxies that are marked to deny discretionary authority on other matters will not be counted in determining the number of votes cast for such matters. If no directions are given and the signed proxy card is returned, the shares will be voted in favor of the election of all listed nominees, in accordance with the directors' recommendations on the other matters listed on the proxy card, and at the proxies' discretion on any other matter that may properly come before the meeting. Brokers who hold Common Stock in street name and do not receive instructions from their clients on how to vote on a particular proposal are permitted to vote on routine proposals but not on nonroutine proposals. The absence of votes on nonroutine proposals are "broker nonvotes." Abstentions and broker nonvotes will be counted as present for purposes of establishing a quorum, but will have no effect on the election of directors, the ratification of appointment of auditors or any other matter voted on at the meeting because they will not be counted as votes for or against any matter.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES

                 The Board of Directors of the Company consists of four members, each of whom is to be elected to serve until the next Annual Meeting of Shareholders and until his successor is elected and qualified. All of the nominees are presently Directors of the Company. If any such person should be unable to serve or become unavailable for any reason, or if a vacancy should occur before the election (which events are not anticipated), the Proxy will be voted for such other person or persons as shall be determined by the persons named in the Proxy in accordance with their judgment. The following information concerning the nominees as of May 1, 1998 was provided by the nominees:

    Name                     Age     Position
    ----                     ---     --------
    Bruce D. Benson          59      Chairman of the Board of Directors,
                                     Chief Executive Officer and President
    Thomas W. Gamel          58      Director
    Robert J. Malone         53      Director
    Richard L. Robinson      68      Director

                 Bruce D. Benson has been the Chairman of the Board of Directors, Chief Executive Officer and President of the Company since August 1997. Since 1965, Mr. Benson has been the owner and president of Benson Mineral Group, Inc. ("BMG"), a privately held company involved in oil and gas production, gas processing and oil and gas pipeline operations. BMG has also been an active investor in a variety of other industries including real estate, banking, mortgage servicing, cable television, management of real estate investment trusts and franchise restaurants. Mr. Benson is a director of Asset Investors Corporation, a publicly held company listed on the New York Stock Exchange, and Commercial Assets, Inc., a publicly held company listed on the American Stock Exchange. He is a trustee and past president and past chairman of the Denver Area Council of the Boy Scouts of America, president of the Denver Zoological Foundation, National Chairman of the University of Colorado Comprehensive Capital Campaign and past chairman of the Colorado Commission on Higher Education. In 1994, Mr. Benson was the Republican nominee for Governor of the State of Colorado.

                 Thomas W. Gamel has been a director of the Company since August 1997. Since 1992, Mr. Gamel has served as chairman of Rockmont Value Investors, Ltd., a privately held investment company. He has been an owner and director of Timpte Industries, Inc., a diversified private holding company, since 1970, and is an owner and director of several other private companies. Mr. Gamel is presently a director of Koala Corporation, a Nasdaq National Market System listed company that designs, manufactures and distributes infant and children's products to businesses. Mr. Gamel is a certified public accountant.

                 Robert J. Malone has been a director of the Company since August 1997. From 1992 to 1996, Mr. Malone was the chairman and chief executive officer of Colorado National Bank of Denver, Colorado (now US Bank of Denver, Colorado) and has continued as the chairman of the board since 1996. From 1990 to 1992, he was chairman of the board, president and chief executive officer of Western Capital Investment Inc. and its principal subsidiary, Bank Western. Western Capital was merged into First Bank Systems, Inc. (now U.S. Bancorp) in December 1992. He presently serves on the Board of Commercial Assets, Inc., an American Stock Exchange listed company. Mr. Malone has served on the boards of several community and charitable organizations, including the Denver Metro Chamber of Commerce, and is currently Chairman of the Board of Trustees of Colorado's Ocean Journey and a Trustee of Regis University. He is past-president of the Young Presidents Organization and past chairman of the board of Regis University.

                 Richard L. Robinson has been a director of the Company since August 1997. Since 1975, Mr. Robinson has served as chairman of the board and chief executive officer of Robinson Dairy, Inc., a privately held dairy company. He also serves on the Board of Directors of several other companies, including Asset Investors Corporation, a New York Stock Exchange listed company, and Columbia/Health One. In addition to serving on the Board of Directors of the Milk Industry Foundation, Mr. Robinson serves on the Boards of many charitable and community organizations including Mile High United Way, Regis University and Children's Hospital of Denver, Colorado.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

                 During the twelve-month period ended December 31, 1997, the Company's Board of Directors met five times and took action twice by unanimous written consent. Messrs. Benson, Gamel, Malone and Robinson were all present, either in person or by telephone, at each meeting of the Board of Directors and each committee of which he was a member during the period he served as a director.

                 The Board of Directors of the Company maintains a standing Audit Committee and a standing Compensation Committee. The Audit Committee is responsible for reviewing and evaluating the Company's financial controls and financial reporting obligations. The members of the Audit Committee are Messrs. Gamel (Chairman), Malone and Robinson. The Compensation Committee is responsible for reviewing and evaluating the duties and performance of the Company's officers and key employees and making recommendations concerning their compensation. The members of the Compensation Committee are Messrs. Malone (Chairman), Gamel and Robinson. During the twelve month period ended December 31, 1997, the Audit Committee met twice and the Compensation Committee met one time.

                               EXECUTIVE OFFICERS

                 The following persons serve as executive officers of the Company. Mr. Benson is also a member of the Board of Directors and his biographical information is presented above under the caption "Election of Directors."

                 F. Michael Murphy, 56, was appointed Chief Financial Officer, Vice President and Secretary of the Company in August 1997. He has been employed by BMG since 1977, first as tax manager and since 1980 as chief financial officer. Mr. Murphy is a certified public accountant, having begun his career with Arthur Young (now Ernst & Young).

                 John Wallace, 38, was appointed Vice President of Exploration and Acquisitions in May 1998. For more than five years prior to joining the Company, Mr. Wallace was President of The Esperonza Corporation, a privately held oil and gas acquisition company, and Vice President of Dual Resources, Inc., a privately held oil and gas exploration company. Esperanza has effected more than 25 acquisitions of producing properties throughout the United States. In addition, Esperonza formed and administered royalty programs for private investors, primarily in the Rocky Mountain region, and has participated in a number of international exploration projects. Dual Resources is in the business of generating and selling exploration prospects, several of which have resulted in new field discoveries.

                 Murray N. Brooks, 55, has been the vice president of operations of the Company since August 1997. Mr. Brooks has more than 30 years experience in the oil and gas industry. He has been employed by BMG since 1984. During that time he has worked in virtually every aspect of BMG's business with special emphasis on management, engineering, production and drilling. From

1965 through 1984, Mr. Brooks was employed by Husky Oil Company, rising to the division manager of the Mid-Continent Region with overall responsibility for engineering.

                 Randall L. Rogers, 42, has been Treasurer of the Company since August 1997. He has been employed by BMG since 1985. Until 1996, he was BMG's tax manager and since that time he has been its controller. Mr. Rogers is a Certified Public Accountant.

                 Officers of the Company serve at the pleasure of the Board of Directors. There is no family relationship between any of the Company's directors or executive officers. Messrs. Benson, Murphy, Brooks and Rogers continue to serve as officers and employees of BMG and do not devote their full business time to the Company.

COMPENSATION OF DIRECTORS

                 Each member of the Board of Directors who is not an employee of the Company is entitled to receive compensation in the amount of $1,000 per meeting of the Board attended in person or by telephone and $500 per committee meeting attended in person or by telephone and which is not in connection with a regular or special meeting of the Board. Each member is also entitled to be reimbursed for reasonable and necessary expenses incurred on behalf of the Company.

                 In August 1997, each retiring member of the Company's Board of Directors (Messrs. Demetrie D. Carone, Ronald R. McGinnis and Jack McIsaac) was granted 5,000 shares of Common Stock as compensation for past services. The market price of Common Stock on the date these shares were granted was $4.25 per share. Also, in August 1997, each incoming director (Messrs. Gamel, Malone and Robinson) was granted options exercisable for 179,000 shares of Common Stock at an exercise price of $4.125 per share, the market price on the date of grant of such options.

                             EXECUTIVE COMPENSATION

                 The following table summarizes the total compensation of the Chief Executive Officer, and any person who served as the chief executive officer during the twelve-month period ended December 31, 1997 (the "Named Officers"). No executive officer's salary and bonus from the Company exceeded $100,000 during 1997.

                           Summary Compensation Table

                                           Annual Compensation      Long Term Compensation
                                           -------------------      ----------------------
                                                  Salary            Securities Underlying
 Name and Principal Position     Year               ($)                   Options (#)
 ---------------------------     ----             ------            ----------------------
 Bruce D. Benson,                1997             53,077                   4,000,000
   Chairman of the Board,
   Chief Executive Officer
   and President

 Demetrie D. Carone,             1997             25,000(1)
   Chairman of the Board,        1996               -0-
   President and Chief
   Executive Officer

---------------

(1) In August, 1997 Mr. Carone was granted 5,000 shares of Common Stock for his service as a director. See "Compensation of Directors."

OPTION GRANTS FOR 1997

         The following table sets forth information regarding the grant of stock options to the Named Officers during the twelve-month period ended December 31, 1997:



                             Option Grants In 1997

                         Number Of            Percent of
                         Securities           Total Options
                         Underlying           Granted to            Exercise
                         Options              Employees in          Price                 Expiration
 Name                    Granted (#)          Fiscal Year           ($/share)             Date
 ----                    -----------          -----------           ---------             ----------
 Bruce D. Benson         1,000,000 (1)         24.8%                  4.50                08/07/2007
                         1,000,000 (1)         24.8%                  6.00                08/07/2007
                         1,000,000 (1)         24.8%                  9.00                08/07/2007
                         1,000,000 (1)         24.8%                 12.00                08/07/2007

---------------
(1) See "Employment Agreement" for a description of the material terms of such options.

YEAR END OPTION VALUES

         No options were exercised by a Named Officer during 1997. The following table sets forth the value of unexercised options held by the Named Officers at December 31, 1997:

                          1997 Year End Option Values


                            Number of Securities
                           Underlying Unexercised        Value of Unexercised
                              Options at Fiscal          In-the-Money Options
                                Year End (#)             at Fiscal Year end
 Name                     Exercisable/Unexercisable              ($)
 ----                     -------------------------      --------------------
 Bruce D. Benson             2,000,000/2,000,000                 (1)
 Demetrie D. Carone                  0/0                          --

---------------

(1) None of Mr. Benson's unexercised options were in-the-money as of December 31, 1997, based upon the last sales price of the Common Stock on The American Stock Exchange on December 31, 1997 of $2.625.

EMPLOYMENT AGREEMENT

         In connection with his appointment as the Company's Chief Executive Officer, Mr. Benson and the Company entered into an Executive Employment Agreement dated August 7, 1997 (the "Employment Agreement"). The Employment Agreement provides for a base salary of not less than $150,000 per year and bonuses at the discretion of the Board of Directors. It has an initial term of three years, but renews automatically for successive one-year terms unless terminated by either party. During the initial or any renewal term, Mr. Benson's employment may be terminated at any time by the Board of Directors, with or without cause, but Mr. Benson may terminate only upon the occurrence of certain events, including a change in control of the Company as defined in the Employment Agreement. The Company would not be required to pay Mr. Benson any compensation as a result of or after any termination of the Employment Agreement. Mr. Benson is not required to devote his full business time to the Company.

         Pursuant to the Employment Agreement, Mr. Benson received options to acquire up to 4,000,000 shares of the Company's Common Stock. Of those options, options to acquire 1,000,000 shares at $4.50 per share and 1,000,000 shares at $6.00 per share vested immediately and options to purchase 1,000,000 shares at $9.00 per share and 1,000,000 shares at $12.00 per share will vest on the first anniversary of the Employment Agreement. All of the options, whether or not otherwise vested, become exercisable (a) immediately prior to the closing of the sale by the Company of all or substantially all of its assets or
(b) immediately prior to the closing of any merger, consolidation, or other transaction in which the outstanding Common Stock of the Company is converted into or exchanged for securities, cash or other property. All of the options have a term of ten years from the date of the Employment Agreement. However, the options would expire 90 days after the termination of Mr. Benson's employment for cause, as defined in the Employment Agreement, or one year after Mr. Benson's death or disability. The termination of employment for any other reason would not affect the term of the options.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of May 1, 1998 the beneficial ownership of the Company's Common Stock and Series C Preferred Stock, $.01 par value ("Series C Preferred Stock") by (i) each Named Officer and each director of the Company; (ii) each person known to the Company to own beneficially more than 5% of the Company's Common Stock or Series C Preferred Stock; and (iii) all nominee directors and executive officers as a group. At the option of the holder, and subject to certain antidilution provisions not yet applicable, the Series C Preferred Stock is convertible into shares of Common Stock at the rate of two shares of Common for each share of Preferred. The holders of the Series C Preferred Stock are not entitled to vote except as provided by applicable law. Shares issuable upon conversion of Series C Preferred Stock and upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days are deemed outstanding for the purpose of computing the percentage ownership of persons beneficially owning such Series C Preferred Stock or holding such options, but have not been deemed to be outstanding for the purpose of computing the percentage ownership of any other person. To the Company's knowledge, the shareholders listed below have sole voting and investment power, except as otherwise noted. All information is taken from or based upon ownership filings made by such persons with the Securities and Exchange Commission or upon information provided by such persons to the Company.


                                                 Common Stock                       Series C Preferred Stock
                                      ----------------------------------       ----------------------------------
                                       Amount and                               Amount and
                                         Nature                                 Nature of
                                       Beneficial                               Beneficial
 Name and Beneficial Owner              Ownership      Percent of Class(1)      Ownership        Percent of Class(1)
 -------------------------             -----------     -------------------      ----------       -------------------
 Bruce D. Benson                         2,220,100(2)         20.5%                  --                   --
 1560 Broadway, Suite 1900
 Denver, CO 80202

 Thomas W. Gamel                           388,788(3)          4.3%                  --                   --
 700 Broadway, Suite 800
 Denver, CO 8022

 Robert J. Malone                          295,600(4)          3.3%                  --                   --
 335 St. Paul St.
 Denver, CO 80202

 Richard L. Robinson                       305,100(4)          3.4%                  --                   --
 646 Bryant
 Denver, CO 80202

 Demetrie D. Carone                      1,138,804(5)         12.8%                 23,665                0.6%
 6623 East 117th St.
 Bixby, OK 74008

 Dale M. Jensen                          3,368,770(6)         31.1%              1,000,000               26.2%
 P.O. Box 85748
 Lincoln, NE 68501

                                                 Common Stock                       Series C Preferred Stock
                                      ----------------------------------       ----------------------------------
                                       Amount and                               Amount and
                                         Nature                                 Nature of
                                       Beneficial                               Beneficial
 Name and Beneficial Owner              Ownership      Percent of Class(1)      Ownership        Percent of Class(1)
 -------------------------             -----------     -------------------      ----------       -------------------

 Lancaster Ventures, LLC                 1,132,818(7)         11.6%                458,334               12.0%
 5561 South 40th Street,
 Suite 220
 Lincoln, NE 68516

 Donald Dillon                           1,132,818(8)         11.6%                458,334               12.0%
 6600 South 56th Street
 Lincoln, NE 68516

 Thomas Stansfield                       1,417,600(9)         14.4%                500,000               13.1%
 7052 East Fremont Place
 Englewood, CO 80112

 Paragon Ranch, Inc.                       700,000(10)         7.3%                350,000                9.2%
 1200 17th Street, Suite 2660
 Denver, CO 80202
 Directors and Executive Officers        3,209,488(11)        28.3%                  --                   --
 as a Group
 (7 individuals)

-----------------
(1) Based on 8,825,946 shares of Common Stock and 3,820,000 shares of Series C Preferred Stock outstanding on May 1, 1998.

(2) Includes 2,000,000 shares of Common Stock underlying options which are exercisable within 60 days of May 1, 1998.

(3) Includes (i) 106,288 shares held indirectly through a corporation of which Mr. Gamel has voting control and (ii) 179,000 shares of Common Stock underlying options exercisable within 60 days of May 1, 1998.

(4) Includes 179,000 shares of Common Stock underlying options exercisable within 60 days of May 1, 1998.

(5) Includes (i) 47,330 shares of Common Stock issuable upon conversion of 23,665 shares of Series C Preferred Stock held jointly with the reporting person's spouse and (ii) 471,931 shares held jointly with that spouse.

(6) Includes 2,000,000 shares of Common Stock issuable upon conversion of 1,000,000 shares of Series C Preferred Stock.

(7) Includes 916,668 shares of Common Stock issuable upon conversion of 458,334 shares of Series C Preferred Stock.

(8) Includes 216,150 shares of Common Stock and 916,668 shares of Common Stock issuable upon conversion of 458,334 shares of Series C Preferred Stock owned by Lancaster Ventures, LLC, of which the reporting person is a member.

(9) Includes 1,000,000 shares of Common Stock issuable upon conversion of 500,000 shares of Series C Preferred Stock.

(10) Represents shares of Common Stock issuable upon conversion of 350,000 shares of Series C Preferred Stock.

(11) Includes an aggregate of 2,537,000 shares of Common Stock underlying options exercisable within 60 days of May 1, 1998.

                               CHANGE IN CONTROL

         Effective August 8, 1997, Bruce D. Benson was appointed Chairman of the Board of Directors, Chief Executive Officer and President of the Company pursuant to an Executive Employment Agreement with the Company. (See "Executive Compensation--Employment Agreement" for a description of the terms and conditions of Mr. Benson's Employment Agreement). Following Mr. Benson's appointment, previous members of the Company's Board of Directors resigned and were replaced by Messrs. Benson, Robert J. Malone, Richard L. Robinson and Thomas W. Gamel.

                              CERTAIN TRANSACTIONS

EXPENSE SHARING ARRANGEMENT

         Effective August 12, 1997, the Company relocated its principal executive office from Independence, Kansas to Denver, Colorado and shares office space with BMG. In connection with that move, the Company entered into a Cost and Expense Sharing Agreement with BMG. Bruce D. Benson, Chairman of the Board of Directors, Chief Executive Officer and President of the Company, is also the President, a Director and sole shareholder of BMG. Pursuant to the Expense Sharing Agreement, the Company has agreed to compensate BMG for office rent, personnel costs and other overhead and administrative expenses associated with operation of its business based upon actual use of the facilities and personnel by the Company. The Expense Sharing Agreement is effective so long as Mr. Benson's employment agreement is in effect. During the twelve-month period ended December 31, 1997, the Company paid or accrued an aggregate of $229,345 to BMG pursuant to this arrangement. Management is of the opinion that the terms and conditions of this arrangement are no less favorable than could be obtained from an unaffiliated third party or than could be obtained by the Company in leasing separate office space and retaining separate personnel.

ACQUISITIONS

         Effective January 15, 1997, the Company completed three acquisitions from individuals who were, at the time, either officers, directors or principal shareholders of the Company, or entities controlled by such individuals. The Company acquired all of the assets of Five Star Petroleum, consisting of interests in oil and gas leases and related equipment, for a purchase price of $1,300,000. The entire purchase price was paid in cash. At the time of the purchase, Demetrie D. Carone was Chairman of the Board, President and Chief Executive Officer of the Company, and was also President, a Director and principal shareholder of Five Star. In addition, Messrs. Dale M. Jensen and Thomas Stansfield, beneficial owners of greater than five percent of the Company's Common Stock, were principal shareholders of Five Star. As a result of that acquisition, Messrs. Carone, Jensen and Stansfield were paid $262,286, $275,340 and $241,150, respectively.

         Contemporaneously, the Company completed the acquisition of United States Gas Gathering Co., Inc. ("U.S. Gas"), a privately-held Delaware corporation. The assets of U.S. Gas included an interest in a gas gathering system and oil and gas leases. The purchase price of this acquisition paid in cash by the Company was $560,000. Messrs. Carone and Jensen were sole shareholders of U.S. Gas, owning an equal interest in that entity. The former shareholders of U.S. Gas also received $300,000 in connection with this transaction from an unrelated third party for transfer of an interest in the gathering system and leases. U.S. Gas was acquired by Messrs. Carone and Jensen in July, 1996 for a purchase price of $800,000.

         Finally, the Company acquired certain oil and gas leases located in Osage County, Oklahoma from certain individuals, including Messrs. Carone, Jensen and Donald F. Dillon, a beneficial owner of more than 5% of the Company's Common Stock. The Company paid $200,000 cash for those leases, of which Mr. Carone received $120,000, Mr. Jensen received $20,000 and Mr. Dillon received $20,000.

         Richard L. Robinson, who is currently a director of the Company, was a beneficial shareholder of Five Star at the time of the transaction described above and was, indirectly, one of the sellers of the leases in Osage County to the Company. Mr. Robinson was not associated with the Company at the time of either transaction. Mr. Robinson received approximately $6,500 and $9,000, respectively, from those two transactions.

         All of the foregoing transactions were approved by a disinterested majority of the Board of Directors as then constituted, which determined that the acquisitions were in the best interest of the shareholders. Current management does not anticipate any such transactions with affiliates in the future. However, in the event the Company considers an acquisition from an affiliate in the future, it would evaluate the transaction on the same terms as it evaluates transactions from an unaffiliated party.

OTHER EVENTS

         The Company sold shares of its Series C Preferred Stock to Mr. Carone, a former officer and director and principal shareholder of the Company, and Messrs. Jensen, Dillon and Stansfield, principal shareholders of the Company, in a private placement during the fiscal year ended March 31, 1997. Such individuals purchased 23,664, 1,000,000, 458,334 and 500,000 shares of the Series C Preferred Stock, respectively. These sales were made on the same terms and conditions as those made to other purchasers in the offering. Two members of the current Board of Directors, Mr. Robinson and Mr. Malone, were beneficial purchasers of 50,000 shares each of the Company's Series C Preferred Stock, which each converted into 100,000 shares of Common Stock of the Company on October 1, 1997.

         In August 1997, the Company paid a consulting fee of $50,000 to BMG for consulting services provided to the Company prior to Mr. Benson's appointment as Chairman of the Board, Chief Executive Officer and President of the Company. The services rendered for this fee included an inspection and general analysis of the Company's physical assets and operations and suggestions for the improvement thereof. At the time the consulting arrangement was entered into, Mr. Benson was not an officer, director or shareholder of the Company.

            COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any persons who own more than 10 percent of the Company's Common

Stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, the Company believes that all such Section 16(a) filing requirements were met with respect to transactions required to have been filed in fiscal 1997 or on Form 5 for the fiscal year ended December 31, 1997, except as follows: (i) Mr. Demetrie D. Carone failed to file a Form 5 to report one transaction which was not reported on a Form 4 and (ii) Mr. Ronald R. McGinnis filed a late Form 5 reporting two transactions that should have been reported earlier.

                    RATIFICATION OF APPOINTMENT OF AUDITORS
                             (ITEM 2 ON PROXY CARD)

         The Board of Directors has appointed Ernst & Young LLP to audit the financial statements of the Company for the fiscal year ending December 31, 1998, and solicits the ratification of this appointment by the shareholders. Neither such firm, nor any of its members or any of their associates, has or has had during the past four years, any financial interest in the Company, direct or indirect, or any relationship with the Company other than in connection with its or their duties as auditors and accountants.

         On May 19, 1998 the Company engaged Ernst & Young LLP as its independent auditors for the year ending December 31, 1998, as approved by the Board of Directors upon recommendation of the Company's Audit Committee and simultaneously dismissed Grant Thornton, LLP.

         The reports of Grant Thornton, LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         In connection with the audits of the Company's financial statements for each of the two fiscal years ended March 31, 1996 and 1997 and the transitional period from April 1, 1997 through December 31, 1997, there were no disagreements with Grant Thornton, LLP, on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Grant Thornton, LLP, would have caused Grant Thornton, LLP to make reference to the matter in its report. Further, there were no reportable events as that term is described in Item 304(a)(1)(iv)(B) of Regulation S-B.

         Pursuant to the requirements of Regulation S-B, the Company has previously provided Grant Thornton, LLP a copy of the above statements relating to the change of accountants and an opportunity to furnish the Company with a statement, to be included in this Proxy Statement, if it does not agree with the above statements. Grant Thornton, LLP has indicated to the Company that it does not disagree with such statements and, accordingly, it has not furnished such a statement.

         During the two most recent fiscal years and any subsequent interim period, the registrant has not consulted Ernst & Young LLP regarding any matter requiring disclosure in this Form 8-K.

         Neither representatives of Grant Thornton, LLP nor Ernst & Young LLP are expected to be present at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY. If no instructions are given, shares authorized to be voted by the proxies named in a returned Proxy will be voted "FOR" the ratification of Ernst & Young LLP as the Company's independent auditors for 1998.

               SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

         Shareholder proposals intended to be considered for inclusion at the 1999 Annual Meeting must be submitted to the Secretary of the Company no later than February 1, 1999. It is anticipated that the next Annual Meeting will be held in the spring of 1999. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations of the Securities and Exchange Commission. Such proposals should be directed to United States Exploration, Inc., 1560 Broadway, Suite 1900, Denver, Colorado 80202, Attention: F. Michael Murphy, Secretary.

                         ANNUAL REPORT TO SHAREHOLDERS

         Effective April 1, 1997, the Company changed its fiscal year end from March 31 to December 31. The Company's Annual Report to Shareholders for the transition period of April 1 through December 31, 1997, including financial statements and schedules, is included with this Proxy Statement.

                                 OTHER BUSINESS

         The Board of Directors is not aware of any business to come before the meeting other than those matters described above in this Proxy Statement. If, however, any other matters should properly come before the meeting, it is intended that holders of the Proxies will act in accordance with their judgment on such matters.

                                      BY ORDER OF THE BOARD OF DIRECTORS:


                                      /s/ F. MICHAEL MURPHY

                                      F. Michael Murphy, Secretary

June 1, 1998





         UPON WRITTEN REQUEST OF ANY SHAREHOLDER ENTITLED TO RECEIVE THIS PROXY STATEMENT, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE COMPANY AT 1560 BROADWAY, SUITE 1900, DENVER, COLORADO 80202, ATTENTION: F. MICHAEL MURPHY, SECRETARY. THE REQUEST MUST INCLUDE A REPRESENTATION BY THE SHAREHOLDER THAT AS OF MAY 1, 1998, THE SHAREHOLDER WAS ENTITLED TO VOTE AT THE ANNUAL MEETING.

                        UNITED STATES EXPLORATION, INC.
                           1560 BROADWAY, SUITE 1900
                             DENVER, COLORADO 80202

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 29, 1998

         The undersigned hereby appoints Bruce D. Benson and F. Michael Murphy, or either of them, proxies and attorneys-in-fact for the undersigned, each with full power of substitution, and hereby authorizes them to vote all the shares of common stock, $.0001 par value, of the Company that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of United States Exploration, Inc. (the "Company"), and at all adjournments or postponements thereof as follows:

     1. ELECTION OF DIRECTORS

[ ]  FOR ALL NOMINEES LISTED                 [ ]  WITHHOLD AUTHORITY to
     (Except as marked below)                     vote for all nominees below

      TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, PLACE AN "X" THROUGH
                              THE NOMINEE'S NAME:

    Bruce D. Benson   Thomas W. Gamel   Richard L. Robinson   Robert J. Malone

     2. To ratify the action of the Board of Directors appointing Ernst & Young LLP as auditors for the current fiscal year.

               [ ]  FOR         [ ]  AGAINST         [ ]  ABSTAIN

                (continued and to be signed on the reverse side)

     3. In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof;

     hereby revoking any proxy or proxies heretofore given by the undersigned.

     THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ABOVE BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2 AND, IN THE PROXIES' DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                                        -----------------------------------

                                        By:
                                           --------------------------------

                                        Your signature should appear
                                        exactly as your name appears in the
                                        space at the left. For joint
                                        accounts, all owners should sign.
                                        When signing in a fiduciary or
                                        representative capacity, please
                                        give your full title as such.

                                        Date:________________________, 1998

               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                  TODAY USING THE ENCLOSED PRE-PAID ENVELOPE.